CONGAREE BANCSHARES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)

Exhibit 32 Section 1350 Certifications

CONGAREE BANCSHARES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of Congaree Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.

The quarterly report of the Company for the period ended June 30, 2006 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2006	By: /s/ F. Harvin Ray, Jr.
F. Harvin Ray, Jr.
Chief Executive Officer

Date: August 14, 2006	By: /s/ Charlie T. Lovering
Charlie T. Lovering
Chief Financial Officer